SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 16, 2015

EMERSON RADIO CORP.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-07731	22-3285224
(State Or Other Jurisdiction Of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3 University Plaza, Suite 405, Hackensack, NJ		07601
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (973) 428-2000

Not Applicable

(Former Address, if changed since Last Report) (Zip Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02. Termination of a Material Definitive Agreement.

On December 16, 2015, Emerson Radio Corp. (the “Company”) received written notice from Funai Corporation, Inc. (“Funai”) stating its intention to terminate the License Agreement dated effective as of January 1, 2001, as amended (the “License Agreement”), with termination to be effective on December 31, 2016. The License Agreement provided that Funai will manufacture, market, sell and distribute specified products bearing the Emerson® trademark to customers in the U.S. and Canadian markets. Funai also proposed a memorandum of understanding to govern the termination of such License Agreement. The Company is in the process of negotiating the terms of such memorandum with Funai.

During the fiscal years ended March 31, 2015 and 2014, licensing revenue of $5.8 million and $5.0 million, respectively, were earned under this License Agreement, which accounted for approximately 79% and 66%, respectively, of the Company’s total fiscal 2015 and fiscal 2014 licensing revenue.

As previously disclosed, since the License Agreement contributes substantial product volume and market presence through Funai’s manufacture and distribution of products utilizing the Emerson® brand name in the United States, the failure by the Company to maintain its relationship and licensing agreement with Funai is expected to materially and adversely affect the Company’s revenue, earnings and business. The Company is analyzing the impacts of a Funai termination to its business and is identifying strategic courses of action for consideration, including seeking new licensing relationships. There can be no assurance as to the terms of the memorandum of understanding or that, following such termination, the Company will be able to secure a new licensee or distribution relationship to replace the licensing revenue, product volume and market presence of Emerson-branded products in the United States, which had been provided through the License Agreement with Funai.

Forward Looking Statements

This Current Report on Form 8-K, including Exhibit 99.1, contains forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements typically are identified by use of terms such as “may,” “should,” “plan,” “expect,” “anticipate,” “estimate” and similar words, although some forward-looking statements are expressed differently. Forward-looking statements represent our management’s judgment regarding future events. Although the Company believes that the expectations reflected in such forward-looking statements are reasonable, the Company can give no assurance that such expectations will prove to be correct. All statements other than statements of historical fact included in this Current Report on Form 8-K are forward-looking statements. The Company cannot guarantee the accuracy of the forward-looking statements, and you should be aware that the Company’s actual results could differ materially from those contained in the forward-looking statements due to a number of factors, including the statements under “Risk Factors” contained in the Company’s reports filed with the Securities and Exchange Commission.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EMERSON RADIO CORP.

By:	/s/ Andrew L. Davis
Name: Andrew L. Davis
Title: Chief Financial Officer

Dated: December 22, 2015